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                                   EXHIBIT 23

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 1999, included in this Form 10-K, in the Corporation's previously filed registration statements, as amended, for Old Kent Financial Corporation's offering of senior and unsubordinated debt (Registration No. 33-46205), Old Kent Thrift Plan (Registration No. 33-17309 and No. 33-39740), Executive Stock Option Plan of 1986 (Registration No. 33-4723), Stock Option Incentive Plan of 1992 (Registration No. 33-49896), Employee Stock Purchase Plan (Registration No. 33-57334), Dividend Reinvestment Plan (Registration No. 33-33058), Executive Thrift Plan (Registration No. 33-52883 and No. 333-20383), Deferred Compensation Plan (Registration No. 33-52885 and No. 333-20381), 1994 Stock Option Plan for EdgeMark Optionholders (Registration No. 33-53391), Directors' Deferred Compensation Plan (Registration No. 33-56519 and 333-39953), Incentive Stock Option Plan for Employee Optionholders of First National Bank Corp. (Registration No. 33-57527), Stock Option Plan for Nonemployee Director Optionholders of First National Bank Corp. (Registration No. 33-57529), Executive Stock Incentive Plan of 1997 (Registration No. 333-39957), Capital Trust Securities of Old Kent Capital Trust I and Floating Rate Junior Subordinated Debentures of Old Kent Financial Corporation (Registration No. 333-26183), Old Kent Bank's offering of asset-backed securities (Registration No. 33-94578), Shelf Offering of Capital Trust Securities of Old Kent Capital Trust II, III, and IV, and Junior Subordinated Debentures of Old Kent Financial Corporation on Form S-3 (Registration No. 333-59459), Universal Shelf Registration Statement on Form S-3 (Registration No. 333-61505), Acquisition Shelf Registration Statement of Form S-4 (Registration No. 333-56209), and First Evergreen Corporation (Registration No. 333-56965).


/s/ Arthur Andersen LLP

Chicago, Illinois
March 15, 1999